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                                                                   EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of The BISYS Group, Inc. on Forms S-8 (File Nos. 33-91666, 33-91672, 33-91676, 333-
2932 and 333-2966) and in the Registration Statement of The BISYS Group, Inc. on Form S-3 (File No. 33-98894) of our report dated August 16, 1996 on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, which report is included in this Annual Report on Form 10-K.




COOPERS & LYBRAND, L.L.P.
Houston, Texas
September 26, 1996